UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

GLYECO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-408 Phoenix, Arizona		85044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in, or incorporated into, Item 5.03 of this Current Report on Form 8-K is hereby incorporated into this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

 On May 13, 2013, GlyEco, Inc. (the “Company”) filed a Certificate of Amendment to Certificate of Designation (the “Certificate of Amendment”) with the Secretary of State of Nevada, thereby modifying the number of shares constituting the Company’s Series AA Preferred Stock from 2,000,000 shares to 3,000,000 shares. The Certificate of Amendment amended the Company’s Certificate of Designation, filed with the Secretary of State of Nevada on April 5, 2012, and became effective immediately upon filing.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the Certificate of Amendment to Certificate of Designation, a copy of which is included as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description of Exhibit:
4.1	Certificate of Amendment to Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: May 15, 2013	By:	/s/ John Lorenz
John Lorenz President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)